CERTIFICATION OF DISCLOSURE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Amended Quarterly Report of S.D.E. Holding 2, Inc. (the "Company") on Form 10-QSB/A for the period ending November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Scott Deitler, Chief Executive Officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)  I am the certifying Officer and I have reviewed the report being filed;

(2) Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

(3) Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of, and for, the periods presented in the report.

(4) I and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of this section) for the issuer and have:


               i. Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made know to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

               ii. Evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and


               iii. Presented  in  the  report  their   conclusions   about  the
                    effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

(5) I and the other certifying officers have disclosed, based on their most recent evaluation, to the issuer's auditors and the audit committee of the Board of Directors (or persons fulfilling the equivalent function);


               i. All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

(6) I and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

         Dated: January 21, 2003               Officer:Scott Deitler

                                               Name: Scott Deitler

                                               Position:Chief Executive Officer